American Renal Associates Holdings, Inc. Announces Third Quarter 2019 Results
BEVERLY, MA (November 5, 2019) - American Renal Associates Holdings, Inc. (NYSE: ARA) (the “Company”), a leading kidney care and dialysis provider focused on partnering with local nephrologists, today announced financial and operating results for the third quarter ended September 30, 2019.
Certain metrics, including those expressed on an adjusted basis, are Non-GAAP financial measures (See “Use of Non-GAAP Financial Measures” and the reconciliation tables further below).
Third Quarter 2019 Highlights (all percentage changes compare Q3 2019 to Q3 2018 unless noted):

•	Patient service operating revenues increased 2.8% to $211.4 million;

•	Net income attributable to American Renal Associates Holdings, Inc. was $4.8 million as compared to a net loss of $0.7 million in Q3 2018;

•	Adjusted EBITDA less noncontrolling interests (“Adjusted EBITDA-NCI”) was $26.5 million as compared to $23.3 million in Q3 2018;

•	Adjusted net income attributable to American Renal Associates Holdings, Inc. was $11.2 million, or $0.33 per share, for Q3 2019;

•	Total dialysis treatments increased 8.1%, of which 5.8% was non-acquired growth. Normalized total treatment growth was 7.9%, and normalized non-acquired treatment growth was 5.7%; and

•	As of September 30, 2019, the Company operated 244 outpatient dialysis clinics serving more than 17,100 patients.

Joseph (Joe) Carlucci, Chairman and Chief Executive Officer, said, “Our third quarter 2019 results were consistent with our internal expectations. We remain pleased with our treatment growth performance this year, which demonstrates that more patients continue to choose ARA to receive high quality care. During the third quarter of 2019, we also continued to make progress with our operating expense initiatives, and we believe our payor contracting efforts during the past year yielded further stability with our commercial payor treatment mix. We are also encouraged by our cash flow performance, which allowed us to reduce our aggregate borrowings by more than $18 million during the third quarter of 2019 and improve our leverage ratio by 0.3x as compared to June 30, 2019.”

Carlucci added, “In light of our third quarter 2019 performance and outlook for the fourth quarter of 2019, we are increasing and tightening our guidance range for 2019 Adjusted EBITDA-NCI. We remain focused on improving our operating efficiency and strengthening the balance sheet, while thoughtfully balancing the growth and development opportunities that remain ahead of us.”

Financial and operating highlights include:
Revenue: Patient service operating revenues for the third quarter of 2019 were $211.4 million, an increase of 2.8% as compared to $205.7 million for the prior-year period, which was primarily due to an increase of 8.1% in the number of dialysis treatments, partially offset by adverse changes in commercial treatment rates.
Treatment Volume: Total dialysis treatments for the third quarter of 2019 were 625,684, representing an increase of 8.1% over the third quarter of 2018. Non-acquired treatment growth was 5.8%, and acquired treatment growth was 2.3% for the third quarter of 2019. Normalized total treatment growth was 7.9%, and non-acquired treatment growth was 5.7% as compared to Q3 2018.

Clinic Activity: As of September 30, 2019, the Company provided services at 244 outpatient dialysis clinics serving 17,159 patients. During the third quarter of 2019, we opened one de novo clinic and divested two clinics.

Net income, Net income attributable to noncontrolling interests, Net income attributable to American Renal Associates Holdings, Inc., Adjusted EBITDA and Adjusted EBITDA-NCI:

	(Unaudited)
	Three Months Ended September 30,		Increase (Decrease)
(in thousands)	2019	2018	Amount	Percentage Change
Net income	$17,027	$12,512	$4,515	36.1%
Net income attributable to noncontrolling interests	(12,250)	(13,246)	$996	7.5%
Net income (loss) attributable to American Renal Associates Holdings, Inc.	$4,777	$(734)	$5,511	NM*
Non-GAAP financial measures**:
Adjusted EBITDA	$38,705	$36,496	$2,209	6.1%
Adjusted EBITDA-NCI	$26,455	$23,250	$3,205	13.8%

	(Unaudited)
	Nine Months Ended September 30,		Increase (Decrease)
(in thousands)	2019	2018	Amount	Percentage Change
Net income	$17,022	$11,293	$5,729	50.7%
Net income attributable to noncontrolling interests	(30,902)	(39,488)	$8,586	21.7%
Net loss attributable to American Renal Associates Holdings, Inc.	$(13,880)	$(28,195)	$14,315	NM*
Non-GAAP financial measures**:
Adjusted EBITDA	$95,537	$104,800	$(9,263)	(8.8)%
Adjusted EBITDA-NCI	$64,635	$65,312	$(677)	(1.0)%

_______________________________________________________
*    Not Meaningful
**    See “Reconciliation of Non-GAAP Financial Measures.”

Operating Expenses: Patient care costs for the third quarter of 2019 were $154.6 million, or 73.1% of patient service operating revenues, as compared to $145.9 million, or 70.9% of patient service operating revenues, in the prior-year period. General and administrative expenses were $18.8 million, or 8.9% of patient service operating revenues, as compared to $24.6 million, or 12.0% of patient service operating revenues, in the prior-year period.
Patient care costs for the nine months ended September 30, 2019 were $455.8 million, or 73.9% of patient service operating revenues, as compared to $421.5 million, or 70.5% of patient service operating revenues, in the prior-year period. General and administrative expenses during the nine months ended September 30, 2019 were $68.3 million, or 11.1% of patient service operating revenues, as compared to $76.1 million, or 12.7% of patient service operating revenues, in the prior-year period.

Cash Flow: Cash provided by operating activities for the third quarter of 2019 was $27.4 million as compared to $25.4 million in the prior-year period. Adjusted cash provided by operating activities less distributions to noncontrolling interests (see “Reconciliation of Non-GAAP Financial Measures”) for the third quarter of 2019 was $8.7 million as compared to $4.5 million in the prior-year period. Total capital expenditures for the third quarter of 2019 were $3.7 million, compared to $10.7 million in the prior-year period. Capital expenditures for the three months ended September 30, 2019 included $2.9 million for expansions and new clinic development and $0.8 million for other capital expenditures.

Cash provided by operating activities for the nine months ended September 30, 2019 was $35.1 million as compared to $83.9 million in the prior-year period. Adjusted cash provided by operating activities less distributions to noncontrolling interests (see “Reconciliation of Non-GAAP Financial Measures”) for the nine months ended September 30, 2019 was $(5.1) million as compared to $29.6 million in the prior-year period. Total capital expenditures for the nine months ended September 30, 2019 were $17.9 million as compared to $29.1 million in the prior-year period. Capital expenditures for the nine months ended September 30, 2019 included $14.0 million for expansions and new clinic development and $3.9 million for other capital expenditures.

Balance Sheet: At September 30, 2019, the Company’s balance sheet included consolidated cash of $60.2 million and consolidated debt of $593.4 million, including the current portion of long-term debt. Excluding clinic-level debt not guaranteed by the Company and clinic-level cash not owned by the Company, Adjusted owned net debt (see “Reconciliation of Non-GAAP Financial Measures”) was $497.4 million at September 30, 2019, as compared to $470.9 million at December 31, 2018. Adjusted owned net debt to last twelve months Adjusted EBITDA-NCI leverage ratio was 5.6x at September 30, 2019, an improvement of 0.3x from June 30, 2019. As of September 30, 2019, net patient accounts receivable was $103.4 million, and days sales outstanding (“DSO”) for the period was 45 days as compared to 46 days as of June 30, 2019.

Outlook for Adjusted EBITDA-NCI:

The Company now expects 2019 Adjusted EBITDA-NCI to be in a range of $87 million and $89 million as compared to the previous range of $85 million and $88 million.

The Company is reaffirming its preliminary outlook for 2020 Adjusted EBITDA-NCI to be in a range of $90 million and $95 million. The Company expects its leverage ratio (defined below) to improve by between 0.3x and 0.6x by year-end 2020 as compared to 5.6x at September 30, 2019.

The Company is not providing a quantitative reconciliation of our Non-GAAP outlook to the corresponding GAAP information because the GAAP measures that we exclude from our Non-GAAP outlook are not available without unreasonable effort on a forward-looking basis due to their unpredictability, high variability, complexity and low visibility. These excluded GAAP measures include noncontrolling interests, interest expense, income taxes, certain legal and other matters, and other charges. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Please see the “Forward-Looking Statements” section of this release for a discussion of certain risks to our outlook.

Conference Call
American Renal Associates Holdings, Inc. will hold a conference call to discuss this release on Wednesday, November 6, 2019, at 9:00 a.m. Eastern time. Investors will have the opportunity to listen to the conference call by dialing (877) 407-8029, or for international callers (201) 689-8029, or may listen over the Internet by going to the Investor Relations section at www.ir.americanrenal.com. For those who cannot listen to the live broadcast, a replay will be available and can be accessed by dialing (877) 660-6853, or for international callers (201) 612-7415. The conference ID for the live call and the replay is 13683474.

About American Renal Associates

American Renal Associates (“ARA”) is a leading provider of outpatient dialysis services in the United States. As of September 30, 2019, ARA operated 244 dialysis clinic locations in 27 states and the District of Columbia serving more than 17,100 patients with end stage renal disease. ARA operates principally through a physician partnership model, in which it partners with approximately 400 local nephrologists to develop, own and operate dialysis clinics. ARA’s Core Values emphasize taking good care of patients, providing physicians with clinical autonomy and operational support, hiring and retaining the best possible staff and providing comprehensive management services. For more information about American Renal Associates, visit www.americanrenal.com.

Forward-Looking Statements
Statements in this press release that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for Adjusted EBITDA-NCI, are based upon currently available information, operating plans and projections about future events and trends. Terminology such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “forecast,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “target” or “will” or variations of such words or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms.
Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, among others, the effect of the restatement of our previously issued financial results and the related securities and derivative litigation and related matters; our ability to remediate material weaknesses in our internal controls over financial reporting; continuing decline in the number of patients with commercial insurance, including as a result of changes to the healthcare exchanges or changes in regulations or enforcement of regulations regarding the healthcare exchanges and challenges from commercial payors or any regulatory or other changes leading to changes in the ability of patients with commercial insurance coverage to receive charitable premium support; decline in commercial payor reimbursement rates; the ultimate resolution of the Centers for Medicare and Medicaid Services Interim Final Rule published December 14, 2016 related to dialysis facilities Conditions for Coverage (CMS 3337-IFC), including an issuance of a different but related Final Rule; reduction of government-based payor reimbursement rates or insufficient rate increases or adjustments that do not cover all of our operating costs; our ability to successfully develop de novo clinics, acquire existing clinics and attract new nephrologist partners; our ability to compete effectively in the dialysis services industry; the performance of our joint venture subsidiaries and their ability to make distributions to us; changes to the Medicare end-stage renal disease (“ESRD”) program that could affect reimbursement rates and evaluation criteria, as well as changes in Medicaid or other non-Medicare government programs or payment rates, including the ESRD prospective payment rate system final rule for 2020 issued October 31, 2019; federal or state healthcare laws that could adversely affect us; our ability to comply with all of the complex federal, state and local government regulations that apply to our business, including those in connection with federal and state anti-kickback laws and state laws prohibiting the corporate practice of medicine or fee-splitting; heightened federal and state investigations and enforcement efforts; the impact of the SEC investigation; changes in the availability and cost of erythropoietin-stimulating agents and other pharmaceuticals used in our business; changes in the reimbursement rates of the calcimimetics pharmaceutical class reimbursed under the Medicare Transitional Drug Add-on Payment Adjustment; development of new technologies or government regulation that could decrease the need for dialysis services or decrease our in-center patient population; our ability to timely and accurately bill for our services and meet payor billing requirements; claims and losses relating to malpractice, professional liability and other matters; the sufficiency of our insurance coverage for those claims and rising insurances costs; and negative publicity or reputational damage arising from such matters; loss of any members of our senior management; damage to our reputation or our brand and our ability to maintain brand recognition; our ability to maintain relationships with our medical directors and renew our medical director agreements; shortages of qualified skilled clinical personnel, or higher than normal turnover rates; competition and consolidation in the dialysis services industry; deterioration in economic conditions, particularly in states where we operate a large number of clinics, or disruptions in the financial markets; the participation of our physician partners in material strategic and operating decisions and our ability to favorably resolve any disputes; our ability to honor obligations under the joint venture operating agreements with our physician partners were they to exercise certain put rights and other rights; unauthorized disclosure of personally identifiable, protected health or other sensitive or confidential information; our ability to meet our obligations and comply with restrictions under our substantial level of indebtedness; and the ability of our principal stockholder, whose interests may conflict with yours, to strongly influence or effectively control our corporate decisions.
For additional information and other factors that could cause ARA’s actual results to materially differ from those set forth herein, please see ARA’s filings with the SEC. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. ARA undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this press release, the Company has presented the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA less noncontrolling interests, Adjusted net income attributable to American Renal Associates Holdings, Inc., Adjusted cash provided by operating activities and Adjusted owned net debt, which exclude various items detailed in the attached “Reconciliation of Non-GAAP Financial Measures.”
These Non-GAAP financial measures are not intended to replace financial performance and liquidity measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance and liquidity that management believes may enhance the evaluation of the Company's ongoing operating results. Please see “Reconciliation of Non-GAAP Financial Measures” for additional reasons why these measures are provided.

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(dollars in thousands, except for share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Patient service operating revenues	$211,429	$205,719	$616,443	$597,970
Operating expenses:
Patient care costs	154,588	145,939	455,785	421,484
General and administrative	18,783	24,619	68,309	76,120
Transaction-related costs	—	—	—	856
Depreciation and amortization	10,220	10,023	30,585	29,460
Certain legal and other matters	9,634	1,028	23,306	37,677
Total operating expenses	193,225	181,609	577,985	565,597
Operating income	18,204	24,110	38,458	32,373
Interest expense, net	(12,242)	(8,242)	(32,533)	(23,835)
Change in fair value of income tax receivable agreement	(30)	(3,480)	1,348	(2,765)
Income before income taxes	5,932	12,388	7,273	5,773
Income tax benefit	(11,095)	(124)	(9,749)	(5,520)
Net income	17,027	12,512	17,022	11,293
Less: Net income attributable to noncontrolling interests	(12,250)	(13,246)	(30,902)	(39,488)
Net income (loss) attributable to American Renal Associates Holdings, Inc.	4,777	(734)	(13,880)	(28,195)
Less: Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	(1,161)	(580)	(877)	(1,331)
Net income (loss) attributable to common shareholders	$3,616	$(1,314)	$(14,757)	$(29,526)

Earnings (loss) per share:
Basic	$0.11	$(0.04)	$(0.46)	$(0.93)
Diluted	$0.11	$(0.04)	$(0.46)	$(0.93)
Weighted-average number of common shares outstanding:
Basic	32,281,818	32,005,544	32,248,791	31,912,934
Diluted	33,618,723	32,005,544	32,248,791	31,912,934

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands, except for share data)

	September 30, 2019	December 31, 2018
Assets	(Unaudited)
Cash	$60,190	$55,200
Accounts receivable, less allowance for doubtful accounts of $1,458 and $3,270, respectively	103,358	99,526
Inventories	7,997	11,433
Prepaid expenses and other current assets	27,026	28,127
Income tax receivable	572	—
Current assets held for sale	13,292	577
Total current assets	212,435	194,863
Property and equipment, net of accumulated depreciation of $215,549 and $199,703, respectively	156,210	180,268
Operating lease right-of-use assets	139,456	—
Intangible assets, net of accumulated amortization of $24,872 and $24,206, respectively	24,695	24,628
Other long-term assets	9,067	14,745
Goodwill	576,082	571,339
Total assets	$1,117,945	$985,843
Liabilities and Equity
Accounts payable	$58,054	$59,082
Accrued compensation and benefits	37,642	34,587
Accrued expenses and other current liabilities	51,914	61,116
Current portion of long-term debt	41,430	42,855
Current portion of operating lease liabilities	22,222	—
Total current liabilities	211,262	197,640
Long-term debt, less current portion	551,999	517,511
Long-term operating lease liabilities, less current portion	129,460	—
Income tax receivable agreement payable	1,719	3,700
Other long-term liabilities	6,036	24,813
Deferred tax liabilities	8,374	3,169
Total liabilities	908,850	746,833
Commitments and contingencies
Noncontrolling interests subject to put provisions	124,418	129,099
Equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued
Common stock, $0.01 par value; 300,000,000 shares authorized; 32,559,776 and 32,603,846 issued and outstanding at September 30, 2019 and December 31, 2018, respectively	197	196
Additional paid-in capital	104,671	105,715
Receivable from noncontrolling interests	(498)	(506)
Accumulated deficit	(178,331)	(164,451)
Accumulated other comprehensive (loss) income, net of tax	(1,801)	76
Total American Renal Associates Holdings, Inc. deficit	(75,762)	(58,970)
Noncontrolling interests not subject to put provisions	160,439	168,881
Total equity	84,677	109,911
Total liabilities and equity	$1,117,945	$985,843

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating activities	2019	2018	2019	2018
Net income	$17,027	$12,512	$17,022	$11,293
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	10,220	10,023	30,585	29,460
Amortization of discounts, fees and deferred financing costs	873	395	2,078	1,384
Stock-based compensation	979	1,247	3,230	4,174
Deferred taxes	5,630	(147)	5,492	(5,884)
Change in fair value of income tax receivable agreement	30	3,480	(1,348)	2,765
Non-cash charge related to derivative agreements	1,193	13	4	18
Non-cash rent charges	—	239	—	400
(Gain) loss on sale of assets	(286)	99	(681)	81
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	4,189	6,212	(3,832)	13,965
Inventories	(487)	154	3,533	(1,716)
Prepaid expenses and other current assets	2,908	923	(213)	7,261
Other assets	5,907	1,442	4,632	(7,291)
Right-of-use assets and operating lease liabilities	(902)	—	(2,420)	—
Accounts payable	406	1,174	(1,028)	20,602
Accrued compensation and benefits	2,815	3,777	3,055	5,673
Accrued expenses and other liabilities	(23,147)	(16,151)	(25,006)	1,686
Cash provided by operating activities	27,355	25,392	35,103	83,871
Investing activities
Purchases of property, equipment and intangible assets	(3,736)	(10,656)	(17,905)	(29,074)
Proceeds from sale of clinics	3,000	2	6,300	2,502
Cash paid for acquisitions	—	—	(6,590)	—
Cash used in investing activities	(736)	(10,654)	(18,195)	(26,572)
Financing activities
Proceeds from term loans, net of deferred financing costs	(164)	23,630	73,387	52,576
Payments on long-term debt	(17,914)	(26,705)	(40,983)	(59,903)
Dividends and dividend equivalents paid	(19)	(42)	(44)	(320)
Proceeds from exercise of stock options	(14)	761	53	1,157
Repurchase of vested restricted stock awards withheld on net share settlement	(24)	(54)	(362)	(421)
Distributions to noncontrolling interests	(18,620)	(20,942)	(40,249)	(55,131)
Contributions from noncontrolling interests	749	1,125	4,684	3,645
Purchases of noncontrolling interests	(509)	(128)	(8,504)	(8,729)
Proceeds from sales of additional noncontrolling interests	—	86	—	178
Cash used in financing activities	(36,515)	(22,269)	(12,018)	(66,948)

(Decrease) increase in cash and restricted cash	(9,896)	(7,531)	4,890	(9,649)
Cash and restricted cash at beginning of period	70,086	69,493	55,300	71,611
Cash and restricted cash at end of period	$60,190	$61,962	$60,190	$61,962

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$832	$627	$1,005	$2,152
Cash paid for interest	10,128	9,556	25,420	22,221

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited GAAP, Non-GAAP, and Other Supplemental Business Metrics
(dollars in thousands, except per treatment amounts)

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Dialysis Clinic Activity:
Number of clinics (as of end of period)	244	245	235
Number of de novo clinics opened (during period)	1	2	2
Number of acquired clinics (during period)	—	—	—
Sold or merged clinics (during period)	(2)	—	—
Patients and Treatment Volume:
Patients (as of end of period)	17,159	17,138	16,092
Number of treatments	625,684	614,844	578,982
Number of treatment days	79	78	78
Treatments per day	7,920	7,883	7,423
Sources of treatment growth (year over year % change):
Non-acquired growth	5.8%	5.1%	3.9%
Normalized non-acquired growth	5.7%	5.6%	5.0%
Acquired growth	2.3%	2.2%	1.1%
Total treatment growth	8.1%	7.3%	5.0%
Normalized Total treatment growth	7.9%	7.9%	6.1%
Revenue:
Patient service operating revenues	$211,429	$213,252	$205,719
Patient service operating revenues per treatment	$338	$347	$355
Expenses:
Patient care costs
Amount	$154,588	$153,016	$145,939
As a % of patient service operating revenues	73.1%	71.8%	70.9%
Per treatment	$247	$249	$252
General and administrative expenses
Amount	$18,783	$23,927	$24,619
As a % of patient service operating revenues	8.9%	11.2%	12.0%
Per treatment	$30	$39	$43
Adjusted general and administrative expenses(1)
Amount	$19,930	$23,684	$24,619
As a % of patient service operating revenues	9.4%	11.1%	12.0%
Per treatment	$32	$39	$43
Accounts receivable DSO (days)	45	46	44
Adjusted EBITDA*
Adjusted EBITDA including noncontrolling interests	$38,705	$37,622	$36,496
Adjusted EBITDA-NCI	$26,455	$24,304	$23,250
Clinical (quarterly averages):
Dialysis adequacy - % of patients with Kt/V > 1.2	98%	98%	98%
Vascular access - % catheter in use > 90 days	13%	13%	12%
*    See “Reconciliation of Non-GAAP Financial Measures.”

(1)
Adjusted general and administrative expenses per treatment during the three months ended September 30, 2019 is adjusted for a $0.8 million reduction of bonus compensation for certain executives repaid in respect of prior years in light of the restatement (the “Restatement”) of certain of our prior financial statements and other financial information in our Annual Report on Form 10-K, a $0.3 million gain on sale of clinics and approximately $0.1 million of severance expense adjustments. Adjusted general and administrative expenses per treatment during the three months ended June 30, 2019 is adjusted for $0.2 million of severance expense.

American Renal Associates Holdings, Inc. and Subsidiaries
Net Earnings (Loss) per Share Reconciliation
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Basic
Net income (loss) attributable to American Renal Associates Holdings, Inc.	$4,777	$(734)	$(13,880)	$(28,195)
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	(1,161)	(580)	(877)	(1,331)
Net income (loss) attributable to common shareholders	$3,616	$(1,314)	$(14,757)	$(29,526)
Weighted-average common shares outstanding	32,281,818	32,005,544	32,248,791	31,912,934
Earnings (loss) per share, basic	$0.11	$(0.04)	$(0.46)	$(0.93)
Diluted
Net income (loss) attributable to American Renal Associates Holdings, Inc.	$4,777	$(734)	$(13,880)	$(28,195)
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	(1,161)	(580)	(877)	(1,331)
Net income (loss) attributable to common shareholders for diluted earnings per share calculation	$3,616	$(1,314)	$(14,757)	$(29,526)
Weighted-average common shares outstanding	32,281,818	32,005,544	32,248,791	31,912,934
Weighted-average common shares outstanding, assuming dilution	33,618,723	32,005,544	32,248,791	31,912,934
Earnings (loss) per share, diluted	$0.11	$(0.04)	$(0.46)	$(0.93)
Outstanding options and restricted stock excluded as impact would be anti-dilutive	2,013,920	3,363,982	2,940,936	3,446,046

American Renal Associates Holdings, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(dollars in thousands)

We use Adjusted EBITDA and Adjusted EBITDA-NCI to track our performance. “Adjusted EBITDA” is defined as net income before stock-based compensation and associated payroll taxes, depreciation and amortization, interest expense, net, income taxes and other non-income-based tax, transaction-related costs, change in fair value of income tax receivable agreement, certain legal and other matters, executive and management severance costs and gain or loss on sale or closure of clinics. “Adjusted EBITDA-NCI” is defined as Adjusted EBITDA less net income attributable to noncontrolling interests. We believe Adjusted EBITDA and Adjusted EBITDA-NCI provide information useful for evaluating our business and a further understanding of our results of operations from management’s perspective. We believe Adjusted EBITDA is helpful in highlighting trends because Adjusted EBITDA excludes certain expenses that can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure and investments, and the tax jurisdictions in which companies operate, or that we believe do not reflect our core business operations. We believe Adjusted EBITDA-NCI is helpful in highlighting the amount of Adjusted EBITDA that is available to us after reflecting the interests of our joint venture partners. Adjusted EBITDA and Adjusted EBITDA-NCI are not measures of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as measures of profitability or liquidity. In addition, Adjusted EBITDA and Adjusted EBITDA-NCI may not be comparable to similarly titled measures of other companies and differ from the calculation of “Consolidated EBITDA” under our credit agreement. Adjusted EBITDA and Adjusted EBITDA-NCI may not be indicative of historical operating results, and we do not mean for these items to be predictive of future results of operations or cash flows. Adjusted EBITDA and Adjusted EBITDA-NCI have limitations as analytical tools, and they should not be considered in isolation, or as substitutes for an analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA and Adjusted EBITDA-NCI:

•	do not include stock-based compensation expense and associated payroll taxes;

•
do not include depreciation and amortization—because construction and operation of our dialysis clinics requires significant capital expenditures, depreciation and amortization are a necessary element of our costs and our ability to generate profits;

•
do not include interest expense—as we have borrowed money for general corporate and facility purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows;

•	do not include income tax expense or benefits and other non-income-based taxes;

•	do not include transaction-related costs;

•	do not include change in fair value of income tax receivable agreement;

•	do not include costs related to certain legal and other matters;

•	do not include executive and management severance costs; and

•	do not reflect the gain or loss on sale or closure of clinics.

In addition, Adjusted EBITDA is not adjusted for the portion of earnings that we distribute to our joint venture partners.
We use Adjusted net income attributable to American Renal Associates Holdings, Inc. because it is a useful measure to evaluate our performance by excluding the impact of certain items that we believe are not related to our normal business operations and/or are a result of changes in our liabilities from period to period. See the notes to the tables below for further explanation of the exclusion of certain items. By excluding these items, we believe Adjusted net income allows us and investors to evaluate our net income on a more consistent basis. “Adjusted net income attributable to American Renal Associates Holdings, Inc.” is defined as Net income (loss) attributable to American Renal Associates Holdings, Inc. plus or minus, as applicable, certain legal and other matters costs, transaction-related costs, executive and management severance costs, gain on sale or closure of assets, bonus compensation reduction, change in fair value of income tax receivable agreement, tax valuation allowance and other tax adjustments, and accounting changes in fair value of non-controlling interest puts, net of taxes. We use the Adjusted weighted average number of diluted shares to calculate Adjusted net income attributable to American Renal Associates Holdings, Inc. per share.
We use Adjusted cash provided (used) by operating activities less distributions to NCI because it is a useful measure to evaluate the cash flow that is available to the Company for investment in property, plant and equipment, debt service, growth and other general corporate purposes. “Adjusted cash provided (used) by operating activities less distributions to NCI” is defined as cash provided by operating activities plus transaction-related costs less distributions to noncontrolling interests.
We use Adjusted owned net debt because we believe it is a useful metric to evaluate the Company’s share of interests in the cash on our consolidated balance sheet and the debt of the Company. “Adjusted owned net debt” is defined as debt (other than clinic-level debt) plus clinic-level debt guaranteed by our wholly owned subsidiaries less unamortized debt discounts and fees less cash (other than clinic-level cash) less the Company’s pro rata interest in clinic-level cash.

The following table presents the reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA-NCI for the periods indicated:

	(Unaudited)
Reconciliation of Net income to Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,		LTM (1) as of September 30, 2019
	2019	2018	2019	2018
Net income	$17,027	$12,512	$17,022	$11,293	$28,196
Stock-based compensation and associated payroll taxes	986	1,298	3,277	4,356	4,852
Depreciation and amortization	10,220	10,023	30,585	29,460	40,927
Interest expense, net	12,242	8,242	32,533	23,835	41,330
Income tax benefit and other non-income based tax	(11,195)	(87)	(9,542)	(5,181)	(922)
Transaction-related costs	—	—	—	856	—
Change in fair value of income tax receivable agreement	30	3,480	(1,348)	2,765	(6,786)
Certain legal and other matters(2)	9,634	1,028	23,306	37,677	24,690
Executive and management severance costs	25	—	480	—	480
Gain on sale of assets	(264)	—	(776)	(261)	(776)
Adjusted EBITDA (including noncontrolling interests)	$38,705	$36,496	$95,537	$104,800	$131,991
Less: Net income attributable to noncontrolling interests	(12,250)	(13,246)	(30,902)	(39,488)	(42,648)
Adjusted EBITDA-NCI	$26,455	$23,250	$64,635	$65,312	$89,343
__________________________________

(1)	Last twelve months (“LTM”) is the period beginning October 1, 2018 through September 30, 2019.

(2)
Certain legal and other matters include legal fees and other expenses associated with matters that we believe do not reflect our core business operations, including, but not limited to, our handling of, and response to the following: the United litigation and settlement; the SEC investigation and related Audit Committee review and Restatement process; the securities and derivative litigation related to the foregoing; our internal review and analysis of factual and legal issues relating to the aforementioned matters; and legal fees and other expenses relating to matters that we believe do not reflect our core business operations.

The following table presents the reconciliation from Net Income (loss) attributable to American Renal Associates Holdings, Inc. to Adjusted net income (loss) attributable to American Renal Associates Holdings, Inc. for the periods indicated:
Reconciliation of Net Income (Loss) Attributable to American Renal Associates Holdings, Inc. to Adjusted Net Income (Loss) Attributable to American Renal Associates Holdings, Inc.:

(dollars in thousands, except per share data)	(Unaudited)
	Three Months Ended							Nine Months Ended
	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Sept. 30, 2019	Sept. 30, 2018
Net income (loss) attributable to American Renal Associates Holdings, Inc.	$4,777	$(8,178)	$(10,479)	$(572)	$(734)	$(23,659)	$(3,802)	$(13,880)	$(28,195)
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests(1)	(1,161)	1,025	(741)	(1,235)	(580)	(1,248)	497	(877)	(1,331)
Net income (loss) attributable to common shareholders	$3,616	$(7,153)	$(11,220)	$(1,807)	$(1,314)	$(24,907)	$(3,305)	$(14,757)	$(29,526)

Adjustments:
Certain legal and other matters(2)	$9,634	$8,381	$5,291	$1,384	$1,028	$32,546	$4,103	$23,306	$37,677
Transaction-related costs	—	—	—	—	—	—	856	—	856
Executive and management severance costs	25	243	212	—	—	—	—	480	—
Gain on sale or closure of clinics	(264)	—	(512)	—	—	—	(261)	(776)	(261)
Bonus compensation reduction(3)	(808)	—	—	—	—	—	—	(808)	—
Total pre-tax adjustments	$8,587	$8,624	$4,991	$1,384	$1,028	$32,546	$4,698	$22,202	$38,272
Tax effect	2,233	2,242	1,298	360	267	8,462	1,221	5,773	9,951
Net taxable adjustments	$6,354	$6,382	$3,693	$1,024	$761	$24,084	$3,477	$16,429	$28,321
Change in fair value of income tax receivable agreement	30	1,659	960	(5,438)	3,480	(1,736)	1,021	(1,348)	2,765
Tax valuation allowance and other tax adjustments	—	—	—	8,047	—	—	—	—	—
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests(1)	(1,161)	1,025	(741)	(1,235)	(580)	(1,248)	497	(877)	(1,331)
Total adjustments, net	$7,545	$7,016	$5,394	$4,868	$4,821	$23,596	$4,001	$15,958	$32,417
Adjusted net income (loss) attributable to American Renal Associates Holdings, Inc.	$11,161	$(137)	$(5,826)	$3,061	$3,507	$(1,311)	$696	$1,201	$2,891

Basic shares outstanding	32,281,818	32,275,807	32,187,715	32,104,263	32,005,544	31,932,705	31,800,553	32,248,791	31,912,934
Adjusted effect of dilutive stock options	1,336,905	—	—	2,337,370	2,577,874	—	2,560,273	445,635	1,712,716
Adjusted weighted average number of diluted shares used to compute adjusted net income attributable to American Renal Associates Holdings, Inc. per share	33,618,723	32,275,807	32,187,715	34,441,633	34,583,418	31,932,705	34,360,826	32,694,426	33,625,650
Adjusted net income (loss) attributable to American Renal Associates Holdings, Inc. per share	$0.33	$—	$(0.18)	$0.09	$0.10	$(0.04)	$0.02	$0.04	$0.09
________________________

(1)	Changes in fair values of contractual noncontrolling interest put provisions are related to certain put rights that were accelerated as a result of the IPO.

(2)
Certain legal and other matters include legal fees and other expenses associated with matters that we believe do not reflect our core business operations, including, but not limited to, our handling of, and response to the following: the United litigation and settlement; the SEC Investigation and related Audit Committee review and Restatement process; the securities and derivative litigation related to the foregoing; our internal review and analysis of factual and legal issues relating to the aforementioned matters; and legal fees and other expenses relating to matters that we believe do not reflect our core business operations.

(3)
Reduction of bonus compensation related to prior years as reflected in the Consolidated Statements of Operations for the three months ended September 30, 2019 for certain executives in light of the Restatement.

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited Supplemental Cash Flow Information
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash provided by operating activities	$27,355	$25,392	$35,103	$83,871
Plus:
Transaction-related costs(1)	—	—	—	856
Adjusted cash provided by operating activities	$27,355	$25,392	$35,103	$84,727
Distributions to noncontrolling interests	(18,620)	(20,942)	(40,249)	(55,131)
Adjusted cash provided by (used in) operating activities less distributions to NCI	$8,735	$4,450	$(5,146)	$29,596
Capital expenditure breakdown:
Development capital expenditures	$2,897	$6,619	$13,967	$20,143
Other capital expenditures	839	4,037	3,938	8,931
Total capital expenditures	$3,736	$10,656	$17,905	$29,074
_________________________

(1)
For the nine-months ended September 30, 2018, transaction-related costs represent costs associated with our registration statement and the secondary offering that was withdrawn in March 2018. These costs include legal, accounting, valuation and other professional or consulting fees.

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited Supplemental Leverage Statistics
(dollars in thousands)

	As of September 30, 2019
	Total ARA	ARA “Owned”
Cash (other than clinic-level cash)	$27,556	$27,556
Clinic-level cash	32,634	17,508
Total cash	$60,190	$45,064
Debt (other than clinic-level debt)	$496,205	$496,205
Clinic-level debt	110,478	59,363
Unamortized debt discounts and fees	(13,254)	(13,119)
Total debt	$593,429	$542,449
Adjusted owned net debt (total debt - total cash)		$497,385
Adjusted EBITDA-NCI, LTM		$89,343
Leverage ratio (2)		5.6x
_________________________
(2)     Leverage ratio is calculated as follows: Adjusted owned net debt divided by Adjusted EBITDA -NCI, last twelve months.

Investor Contact:
Darren Lehrich
Telephone: (978)-522-6063; Email: dlehrich@americanrenal.com